Exhibit 99.1

Sky Harbour Group Announces Campus Development at Stewart International Airport

West Harrison, New York – May 28th, 2024 –The Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) today announced that the Port Authority of New York and New Jersey (PANYNJ) voted to authorize the execution of a lease agreement for the development of a Sky Harbour campus at Stewart International Airport (SWF), serving the New York Metropolitan Area. Sky Harbour expects the lease to be fully executed in the coming months.

The Sky Harbour campus will offer “the best home base in business aviation” to house the New York area’s top corporate and privately-owned business jets in state-of-the art hangars, with line-services dedicated exclusively to based tenants, offering “the shortest time to wheels-up in business aviation.”  The campus  is expected to create or sustain hundreds of local jobs and generate significant economic benefits for New York State, Orange County, and the Stewart International Airport.

The Stewart International Airport campus joins Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose Mineta Airport (SJC); campuses in development at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Chicago Executive Airport (PWK), Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), and Orlando Executive Airport (ORL); and additional campuses soon to be announced.

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Sky Harbour’s Stewart International Airport campus will be the third Sky Harbour facility to serve the New York metropolitan area, the nation’s top market for business aviation. Sky Harbour is honored to be joining the PANYNJ community and committed to delivering the long-term benefits of a Sky Harbour campus to the Cities of Newburgh and New Windsor, to Orange County, and to New York State. This project has been driven by Sky Harbour’s invaluable partnership with MJJ Builders, with the guidance of Passero Associates. The SWF project marks Sky Harbour’s first active partnership with Jonah Mandelbaum and the Red Tail Flight Academy. https://www.redtailflightacademy.org”

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About Stewart International Airport

Stewart International (SWF) is a key commercial and cargo airport serving the New York metropolitan area. SWF also handles a significant volume of corporate, charter, and private aircraft. Located 60 miles north of Manhattan, it offers convenient access to New York City for business travelers. With its range of services and facilities tailored to business aviation, SWF serves as a gateway for companies driving growth across the region. Visit us at swfny.com for additional information.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations Stewart International Airport. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time.The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Airport Relations: nszymczak@skyharbour.group

Sky Harbour Resident Relations: asigourney@skyharbour.group

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez